CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Forms S-4 and F-4 of our report dated May 5, 1997, on our audit of the financial statements of Golden State Petroleum Transport Corporation as of March 31, 1997 and for the period from December 4, 1996 (date of commencement of operations) to March 31, 1997. We also consent to the reference to our firm under the caption "Experts."





                                                        Coopers & Lybrand L.L.P.



New York, New York
May 22, 1997